                                                                    EXHIBIT 23.2



To the Board of Directors and Stockholders

Key Energy Services, Inc.:



We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting for derivative instruments and hedging activities in fiscal year 2001 and to a change in accounting for goodwill and other intangible assets in fiscal year 2002.



                                                             /s/ KPMG LLP

                                                             KPMG LLP





Dallas, Texas

January 27, 2003